Exhibit 4.3

POWERLIGHT CORPORATION

COMMON STOCK OPTION AND COMMON STOCK PURCHASE PLAN

TABLE OF CONTENTS

TO

POWERLIGHT CORPORATION

COMMON STOCK OPTION AND COMMON STOCK PURCHASE PLAN

Exhibits to this Plan

Exhibit A - Form Of Stock Option Agreement

Exhibit B - Form Of Restricted Stock Purchase Agreement

Exhibit C - Form Of Promissory Note

Exhibit D - Form Of Stock Pledge Agreement

Exhibit E - Form Of Market Standoff Agreement

Exhibit F - Form Of Stock Restriction Agreement

POWERLIGHT CORPORATION

COMMON STOCK OPTION AND COMMON STOCK PURCHASE PLAN

1)	Definitions. The terms listed below shall have the meanings set forth below when used in this Plan:

a)	Award. The term “Award” means the grant of an Option or Stock Purchase Right under this Plan.

b)	Board. The term “Board” means the Board of Directors of the Company as constituted from time to time.

c)	Code. The term “Code” means the Internal Revenue Code of 1986, as amended from time to time.

d)	Committee. The term “Committee” means a committee of members of the Board which is, or may be, appointed by the Board to administer this Plan.

e)	Common Stock. The term “Common Stock” means the no par value common stock of the Company.

f)	Company. The term “Company” means PowerLight Corporation, a California corporation.

g)	Consultant. The term “Consultant” means any person, other than an Employee, who has provided, is providing, or has agreed to provide, consulting services of any type to the Company or any Parent or Subsidiary, including, without limitation, (i) acting as a scientific, technical, business or financial advisor to, or director of, the Company or any Parent or Subsidiary, or (ii) acting as an independent contractor and providing consulting services to, or for, the Company or any Parent or Subsidiary, whether or not such Consultant is compensated for such services.

h)	Continuous Status as an Employee or Consultant. The term “Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered to be interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company.

i)	Employee. The term “Employee” means any person classified as an employee of the Company or any Parent or Subsidiary in accordance with Treasury Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code, whether such person is an “Employee” on the date of the adoption of this Plan or becomes an “Employee” thereafter. The payment of a director’s fee shall not, of itself, be sufficient to cause a director to be an “Employee.”

j)	Disinterested Person. The term “Disinterested Person” means a director of the Company who has not, during the period that person is a member of a Committee established by the Board to administer this Plan and for one (1) year prior to service as a member of that Committee, been granted any Award under this Plan or any other plan of the Company or any Parent, Subsidiary or affiliate of the Company, except in accordance with the requirements set forth in Rule 16b-3(c)(2)(i) (and any successor regulation thereto) as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the Securities and Exchange Commission.

k)	Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

l)	Fair Market Value. The term “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

m)	Insider. The term “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

n)	ISO. The term “ISO” or “ISOs” means Options granted under this Plan which are designated as ISOs and which are intended to qualify as “incentive stock options” under Section 422 of the Code.

o)	Nonstatutory Option. The term “Nonstatutory Option” or “Nonstatutory Options” means Options granted under this Plan which are designated as Nonstatutory Options and which are not intended to qualify as “incentive stock options” under Section 422 of the Code.

p)	Option. The term “Option” or “Options” means ISOs and Nonstatutory Options granted from time to time under this Plan.

q)	Option Agreement. The term “Option Agreement” means the written instrument signed by an authorized officer of the Company and by the Participant by which each Option granted under this Plan is to be evidenced. Option Agreements for different Options need not be identical.

r)	Option Exchange Program. The term “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

s)	Optioned Stock. The term “Optioned Stock” means the Common Stock subject to an Option or a Stock Purchase Right.

t)	Optionee. The term “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under this Plan.

u)	Parent. The term “Parent” means any present or future “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

v)	Participant. The term “Participant” means any Employee or Consultant selected by the Board to receive an Award under this Plan.

w)	Plan. The term “Plan” means this PowerLight Corporation Common Stock Option and Common Stock Purchase Plan, as amended from time to time.

x)	Restricted Stock. The term “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under this Plan.

y)	Restricted Stock Purchase Agreement. The term “Restricted Stock Purchase Agreement” means the written instrument signed by an authorized officer of the Company and by the Participant by which each Stock Purchase Right granted under this Plan is to be evidenced. Restricted Stock Purchase Agreements for different Awards need not be identical.

z)	Stock Purchase Right. The term “Stock Purchase Right” means a right to purchase (other than pursuant to an Option) shares of Common Stock pursuant to this Plan.

aa)	Subsidiary. The term “Subsidiary” means any present or future “subsidiary corporation” within the meaning of Section 424(f) of the Code.

2)	Purposes and Administration.

a)	Purposes of this Plan. The purposes of this Plan are (i) to provide an economic incentive to certain selected Employees of and Consultants to the Company (and any Parent or Subsidiary); (ii) to enable the Company (and any Parent or Subsidiary) to secure the services of highly qualified individuals to fill positions as Employees of and Consultants to the Company (and any Parent or Subsidiary); and (iii) to reward certain selected Employees and Consultants for their contributions to the success of the Company (and any Parent or Subsidiary).

b)	Administration Generally. This Plan shall be administered by the Board. Subject to the provisions of this Plan, the Board shall have the authority, in its discretion:

i)	To determine the Fair Market Value;

ii)	To grant Awards (ISOs, Nonstatutory Options and Stock Purchase Rights);

iii)	To determine the price per share for shares covered by Awards, which price shall be determined in accordance with this Plan;

iv)	To determine the Employees and Consultants to whom, and the time or times at which, Awards shall be granted and the number of shares to be represented by each Award;

v)	To prescribe, amend and rescind rules and regulations relating to this Plan;

vi)	To approve forms of agreement for use under this Plan;

vii)	To determine the terms and conditions, of any Option or Stock Purchase Right granted hereunder (which need not be identical). Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Board, in its sole discretion, shall determine;

viii)	To reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

ix)	To initiate an Option Exchange Program;

x)	To construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;

xi)	To accelerate or defer (with the consent of the Optionee) the exercise date of any Option;

xii)	To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board;

xiii)	To make all other determinations deemed necessary or advisable for the administration of this Plan; and

xiv)	To correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Option Agreement or any Restricted Stock Purchase Agreement in a manner and to the extent necessary or expedient to make this Plan, any Option Agreement or any Restricted Stock Purchase Agreement fully effective.

c)	Decisions/Liability of the Board. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees. No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

d)	Eligibility of Board Members. Members of the Board who are either eligible to receive Awards or have been granted Awards may vote on any matters affecting the administration of this Plan or the grant of any Awards pursuant to this Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of an Award to him or her.

e)	Committee. The Board may delegate its authority to administer this Plan to a Committee consisting of not less than two members of the Board. The Board may from time to time remove members (with or without cause) from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee.

f)	Exchange Act Requirements. If the Company is subject to the Exchange Act, the Company will take appropriate steps to comply with the disinterested director requirements of Section 16(b) of the Exchange Act, including but not limited to, the appointment by the Board of a Committee to administer this Plan consisting of not less than two (2) persons (who are members of the Board), each of whom is a Disinterested Person.

3)	Shares Subject to Plan.

a)	Initial Number of Shares. Subject to adjustment as provided below in Section 3(c), there will be reserved an aggregate of THREE HUNDRED TWENTY-FOUR THOUSAND THREE HUNDRED TWENTY-FOUR (324,324) shares of Common Stock for issuance upon the exercise of Awards granted from time to time under this Plan. Such reserved shares may be in whole or in part authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company.

b)	Unexercised Options; Repurchased Shares. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased shares which were subject thereto shall become available for future grant or sale under this Plan (unless this Plan has terminated). However, shares that have actually been issued under this Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to this Plan and shall not become available for future distribution under this Plan, except that if shares of Restricted Stock are repurchased by the Company at their original purchase price, such shares shall become available for future grant under this Plan.

c)	Adjustments. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under this Plan but as to which no Options or Stock Purchase Right have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that, in the case of ISOs, each such adjustment shall be made, to the extent possible, in such manner as not to constitute a “modification” within the meaning of Section 424(h)(3) of the Code. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right. No conversion of the Company’s Preferred Stock into Common Stock and no issuance by the Company of shares of the Company’s Preferred Stock shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Restricted Stock Purchase Agreement.

4)	Eligibility. ISOs may be granted, from time to time, to such Employees as may be selected by the Board in its discretion. Nonstatutory Options and Stock Purchase Rights may be granted, from time to time, to such Employees and/or Consultants as may be selected by the Board in its discretion. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards.

5)	Granting of Awards. Awards may be granted under this Plan at any time prior to the earlier of (a) December 31, 2009 and (b) termination of this Plan in accordance with its terms or by action of the Board or the shareholders of the Company. Each Award shall be evidenced by an Option Agreement or Restricted Stock Purchase Agreement, as applicable, signed by an authorized representative of the Company and by the Participant to whom such Award is granted. The Option Agreement or Restricted Stock Purchase Agreement shall set forth all terms and conditions affecting the right of the Participant to whom such Award is granted. Each Option Agreement shall specifically indicate whether it covers the grant of ISOs or Nonstatutory Options or both. Attached hereto as Exhibit A is a form of Stock Option Agreement which may be used for the granting of Options under this Plan. Attached hereto as Exhibit B is a form of Restricted Stock Purchase Agreement which may be used for the granting of Stock Purchase Rights under this Plan.

6)	Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Optioned Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any affiliate, Parent or Subsidiary of the Company) shall not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Optioned Stock on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), the Options for the first One Hundred Thousand Dollars ($100,000) worth of Optioned Stock to become exercisable in such calendar year shall be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year shall be Nonstatutory Options. In the event that the Code or the regulations promulgated thereunder are amended after the adoption of this Plan to provide for a different limit on the Fair Market Value of Optioned Stock permitted to be subject to ISOs, such different limit shall be automatically incorporated herein and shall apply to any Options granted after the effective date of such amendment.

7)	Financial Assistance. Subject to any restrictions imposed by applicable law, the Board, in its discretion, may provide financial assistance to Participants (including, without limitation, officers and directors) to assist them in the exercise of Awards granted under this Plan. Such financial assistance may take the form of:

a)	the extension of a loan to the Participant by the Company; or

b)	a guarantee by the Company of a loan obtained by the Participant from a third party.

The terms of any loans or guarantees, including the interest rate and terms of payment shall be subject to the discretion of the Board. Furthermore, loans and guarantees may be granted with or without security in the discretion of the Board. The maximum credit available to a Participant under this Section shall not exceed the sum of (i) the purchase price for the shares for which the Award is to be exercised, and (ii) any federal and state income tax liability of the Participant incurred in connection with the exercise of the Award, including, without limitation, federal alternative minimum tax liability. In determining whether to grant financial assistance under this Section and in determining the terms of any such financial assistance, the Board may consider, but shall not be required to consider, the effect of such financial assistance on any of the following (i) the imputing of interest under Section 483 of the Code, (ii) the applicability of the original issue discount rules under Sections 1271 et seq. of the Code and (iii) the applicability of the rules for loans with below-market interest rates under Section 7872 of the Code.

8)	Use of Proceeds. Proceeds from the sale of shares of Common Stock upon exercise of Awards shall constitute general funds of the Company.

9)	Prices for Optioned Stock.

a)	Subject to Section 9(c), below, the option price of each share of Common Stock covered by an ISO shall be no less than one hundred percent (100%) of the Fair Market Value at the time of granting of the ISO.

b)	Subject to Section 9(c), below, the option price or the purchase price of each share of Common Stock covered by a Nonstatutory Option or Stock Purchase Right shall be no less than eighty-five percent (85%) of the Fair Market Value at the time of granting of the Award or such lesser percentage of the fair market value of a share of Common Stock as may be fixed by Rule of the California Commissioner of Corporations as the minimum purchase price for shares issued under an employee stock option or stock purchase plan.

c)	Notwithstanding anything to the contrary contained above, in the case of Awards granted to any Employee or Consultant who, on the date of grant, owns directly or by attribution under the provisions of Section 424(d) of the Code (or any successor provision), stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary, the option price or purchase price of each share of Common Stock shall be no less than one hundred ten percent (110%) of the Fair Market Value at the time of granting of the Award.

10)	Duration of Options. No Option shall be granted which by its terms does not terminate on or before the date which is ten years after the date such Option was granted. Notwithstanding the foregoing to the contrary, in the case of the grant of an Option to any Employee who, on the date of grant, owns directly, or by attribution under the provisions of Section 424(d) of the Code (or any successor provision), stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary, such Option shall, by it terms, terminate on or before the date which is five years after the date such Option was granted.

11)	Nontransferability of Awards. Options and rights and benefits under Option Agreements shall be nontransferable except at death by will or by the laws of descent and distribution and the Option Agreement for each Option shall expressly so restrict transfer.

12)	Exercise of Options.

a)	Each Option Agreement shall expressly provide that, during the life of the Participant to whom such Option is granted, such Option may be exercised only by such Participant.

b)	An Option shall be deemed to be exercised when (i) written notice of such exercise has been given to the Secretary of the Company in accordance with the terms of the Option by the person entitled to exercise the Option and (ii) full payment for the shares with respect to which the Option has been exercised has been received by the Company or the payment thereof has otherwise be arranged for to the satisfaction of the Company.

c)	The Board may require that Options be exercised in minimum increments to avoid undue administrative burdens.

d)	An Option may not be exercised for a fraction of a share.

13)	Vesting Schedules for Options. The Board, in its discretion, may provide in any Option Agreement that such Option shall be fully exercisable at the time of the grant or shall become exercisable in installments; provided, however, that:

a)	in the case of an Option which is to become exercisable in installments, such Option must become exercisable at a rate which is no slower than twenty percent (20%) of the total shares covered by such Option by each of the first, second, third, fourth and fifth anniversaries of the date of the grant of the Option; and

b)	in the case of an Option which is granted to an officer, director or Consultant of the Company or any of its affiliates, the Option may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.

The Board may, in its discretion, grant options that are fully exercisable on the date of grant, but for which any shares acquired thereunder are subject to repurchase (under a Stock Restriction Agreement or otherwise) in accordance with a schedule which lapses as to such shares at a rate which is no slower than twenty percent (20%) of the total shares by each of the first, second, third, fourth and fifth anniversaries of the date of the grant.

14)	Stock Purchase Rights.

a)	Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under this Plan and/or cash awards made outside of this Plan. After the Board determines that it will offer Stock Purchase Rights under this Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The terms of the offer shall comply in all respects with Section 260.140.42 of Title 10 of the California Code of Regulations. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Board.

b)	Repurchase Option. Unless the Board determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Board may determine; provided, however, that, such repurchase option must become lapse at a rate which is no slower than twenty percent (20%) of the total shares covered by such Restricted Stock Purchase Agreement by each of the first, second, third, fourth and fifth anniversaries of the date of the purchase of the Optioned Stock under the Restricted Stock Purchase Agreement.

c)	Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Board in its sole discretion.

d)	Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 3(c) of this Plan.

15)	Payment of Exercise or Purchase Price. Subject to any restrictions imposed by the provisions of applicable law, the Board, in its discretion, may provide in any Option Agreement or Restricted Stock Purchase Agreement that the purchase price of the Common Stock as to which an Option or Stock Purchase Right shall be exercised may be paid, in any of the following forms (so long as such payment constitutes valid consideration under applicable law):

a)	In cash or by certified or bank cashier’s check;

b)	By surrender of shares of any class of the stock of the Company owned by the holder of the Option or Stock Purchase Right, duly endorsed and transferred to the Company, which have a fair market value on the date of surrender as determined by the Board in good faith equal to the aggregate purchase price of the shares of Common Stock with respect to which such Option or Stock Purchase Right is being exercised;

c)	By delivery of a promissory note bearing interest at such interest rate, and payable upon such terms, as may be prescribed by the Board; or

d)	Any combination of the consideration provided above, or such other consideration or method of payment for issuance of shares to the extent permitted under Section 408 and/or 409 of the California Corporations Code.

In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company under Section 315(b) of the California Corporations Code.

In the event that the Board agrees to accept an Optionee’s promissory note as partial or full payment of the purchase price for Optioned Stock, such promissory note shall be substantially in the form attached as Exhibit C and incorporated herein by this reference.

In the event that the Board determines that any promissory note delivered in partial or full payment of the purchase price for Option Stock shall be secured by a pledge of the Option Stock, such pledge shall be evidenced by a pledge agreement substantially in the form attached as Exhibit D incorporated herein by this reference.

16)	Withholding Taxes.

a)	Withholding Generally. Whenever shares of stock are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

b)	Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Board may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). All elections by a Participant to have shares withheld for this purpose shall be made in writing in a form acceptable to the Board and shall be subject to the following restrictions:

i)	the election must be made on or prior to the applicable Tax Date;

ii)	once made, then except as provided below, the election shall be irrevocable as to the particular shares as to which the election is made;

iii)	all elections shall be subject to the consent or disapproval of the Committee;

iv)	if the Participant is an Insider and if the Company is subject to Section 16(b) of the Exchange Act: (1) the election may not be made within six (6) months of the date of grant of the Award, except as otherwise permitted by SEC Rule 16b-3(e) under the Exchange Act, and (2) either (A) the election to use stock withholding must be irrevocably made at least six (6) months prior to the Tax Date (although such election may be revoked at any time at least six (6) months prior to the Tax Date), or (B) the exercise of the Option or election to use stock withholding must be made in the ten (10) day period beginning on the third day following the release of the Company’s quarterly or annual summary statement of sales or earnings; and

v)	in the event that the Tax Date is deferred until six (6) months after the delivery of shares under Section 83(b) of the Code, the Participant shall receive the full number of shares with respect to which the exercise occurs, but such Participant shall be unconditionally obligated to tender back to the Company the proper number of shares on the Tax Date.

17)	Dissolution, Liquidation or Asset Sale.

a)	In the event of any of the following events (a “Company Termination Event”):

i)	the proposed dissolution or liquidation of the Company, or

ii)	the proposed sale of all or substantially all of the assets of the Company, the Board shall notify each Optionee as soon as practicable prior to the effective date of such Company Termination Event.

b)	The Board in its discretion may provide for any or all Optionees to have the right to exercise his or her Option or Stock Purchase Right until fifteen (15) days prior to such Company Termination Event as to all of the Optioned Stock covered thereby, including shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. The Board need not extend the same rights to all Optionees.

c)	In addition, the Board may provide that any Company repurchase option applicable to any shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such shares, provided the proposed Company Termination Event takes place at the time and in the manner contemplated.

d)	To the extent any Option or Stock Purchase Right has not been previously exercised, any Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed Company Termination Event.

18)	Merger. In the event of a merger of the Company with or into another corporation in which the Company is not the surviving entity (a “Merger”):

a)	The Board shall attempt to have the surviving entity in the Merger either:

i)	assume the outstanding Options and Stock Purchase Rights; or

ii)	replace the outstanding Options or Stock Purchase Rights with equivalent awards which provide substantially equivalent benefits to the Participants as was provided to the shareholders of the Corporation (after taking into account the existing provisions of the outstanding Options or Stock Purchase Rights, including, without limitation, vesting schedules, repurchase rights, exercise prices and the like).

b)	In the event that the surviving entity in the Merger is unwilling to assume or replace the outstanding Options or Stock Purchase Rights:

i)	The Board in its discretion may provide for any or all Optionees to have the right to exercise his or her Option or Stock Purchase Right until fifteen (15) days prior to the closing of such Merger as to all of the Optioned Stock covered thereby, including shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. The Board need not extend the same rights to all Optionees.

ii)	To the extent any Option or Stock Purchase Right has not been previously exercised, any Option or Stock Purchase Right will terminate immediately prior to the consummation of the Merger.

19)	Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or Stock Purchase Right prior to fulfillment of all of the following conditions, any or all of which may be waived by the Board:

a)	The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

b)	The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable;

c)	The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable;

d)	The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option or Stock Purchase Right;

e)	The lapse of such reasonable period of time following the exercise of the Option or Stock Purchase Right as the Board may establish from time to time for reasons of administrative convenience; and

f)	The delivery to the Company of a writing signed by the Optionee representing and warranting that, at the time of exercise, the shares of Common Stock being acquired are being acquired by the Optionee for the Optionee’s account, only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation and warranty is required by any provision of applicable law.

Notwithstanding anything to the contrary contained else where in this Plan, shares of Common Stock shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless (i) the exercise of such Option or Stock Purchase Right and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable “Blue Sky” laws, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and (ii) the issuance and delivery of such shares shall have been approved by counsel for the Company with respect to such compliance.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

In the event that the Company shall deem it necessary to register, under the Securities Act of 1933 or any other applicable statute, any shares with respect to which an Option or Stock Purchase Right shall have been exercised, or to cause such shares to be listed on any stock exchange, then any such action shall be taken at the sole expense of the Company. The Company shall have the right, however, to make any reasonable determination concerning the time and the manner of taking such action so that, for example, expenses may be minimized and other factors affecting the Company’s interests may be accommodated.

20)	Market Standoff Agreement. Unless determined by the Board to the contrary, no Option or Stock Purchase Right shall be granted unless, simultaneously with the execution of the Option Agreement or Restricted Stock Purchase Agreement, the Optionee (and the Optionee’s spouse, if any) executes and delivers to the Company a Market Standoff Agreement in the form attached hereto as Exhibit E.

21)	Stock Restriction Agreement. Unless determined by the Board to the contrary, no Option or Stock Purchase Right shall be granted unless, simultaneously with the execution of the Option Agreement or Restricted Stock Purchase Agreement, the Optionee (and the Optionee’s spouse, if any) executes and delivers to the Company a Stock Restriction Agreement in the form attached hereto as Exhibit F.

22)	Information to Optionees. The Company shall provide to each Participant prior to such Participant’s purchase of Optioned Stock under this Plan, and to each Participant annually during the period such Participant has Awards outstanding under this Plan, the following:

a)	copies of the annual financial statements and annual reports of the Company, and

b)	any other information that is provided to all shareholders of the Company.

23)	Rights of Participants.

a)	From and after the date on which a Participant has taken all action required for the purchase of shares upon proper exercise of an Option or Stock Purchase Right and all conditions for the issuance of the certificates evidencing those shares have been satisfied or waived by the Company, the Participant shall have the rights of a shareholder with respect to such shares, including, without limitation, voting rights and the rights (if any) of a Common Stock shareholder to participate in dividends.

b)	A Participant shall have no rights as a shareholder with respect to the unexercised portion of any Option or Stock Purchase Right (or shares covered thereby).

c)	Subject to the provisions of Section 3(c) of this Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date on which a Participant has taken all action required for the purchase of shares upon proper exercise of an Option or Stock Purchase Right and all conditions for the issuance of the certificates evidencing those shares have been satisfied or waived by the Company.

d)	Nothing in this Plan, in any Option Agreement or in any Restricted Stock Purchase Agreement shall confer upon any Participant any right to continue in the employ of, or as a Consultant to, the Company or interfere in any way with the right of the Company to terminate his or her employment or consulting services at any time (subject to the provisions of any applicable employment or consulting agreement).

24)	Termination of Continuous Status. In the event of the termination of a Participant’s Continuous Status as an Employee or Consultant other than by reason of such Participant’s death or disability, all Awards granted to such Participant shall terminate at such time as may be determined by the Board and set forth in such Participant’s Option Agreement or Restricted Stock Purchase Agreement; provided, however:

a)	that such termination shall not occur before the earliest of:

i)	the normal termination of the Option or Stock Purchase Right as set forth in the Option Agreement or Restricted Stock Purchase Agreement;

ii)	the termination of the Option or Stock Purchase Right pursuant to the provisions of this Plan; and

iii)	the date which is thirty (30) days after the date on which such Participant’s Continuous Status as an Employee or Consultant terminates, and

b)	that such termination shall occur at a date no later than three (3) months after such termination of such Participant’s Continuous Status as an Employee or Consultant.

25)	Death or Disability of a Participant.

a)	In the event of the termination of a Participant’s Continuous Status as an Employee or Consultant by reason of such Participant’s death or disability, all Options and Stock Purchase Rights granted to such Participant shall terminate at such time as may be determined by the Board and set forth in the Option Agreement or Restricted Stock Purchase Agreement; provided, however, that such termination shall not occur before the earliest of:

i)	the normal termination of the Option or Stock Purchase Right as set forth in the Option Agreement or Restricted Stock Purchase Agreement;

ii)	the termination of the Option or Stock Purchase Right pursuant to the provisions of this Plan; and

iii)	the date which is one (1) year after the death or disability of the Participant.

If a Participant to whom an Option or Stock Purchase Right has been granted should die or become disabled while an Option or Stock Purchase Right is outstanding, such Option or Stock Purchase Right may be exercised (to the extent permitted under the terms of the Option Agreement or Restricted Stock Purchase Agreement entered into with such Participant) (1) in the case of death, by a legatee or legatees of the Participant under his or her last will or by his or her personal representatives or distributees, or (2) in the case of disability, by the Participant or his or her guardian or conservator.

26)	Combined Options. The Board in its discretion may enter into one Option Agreement with a Participant covering the grant of both ISOs and Nonstatutory Options. In such a case the Option Agreement shall specifically designate which portion of the Option is for ISOs and which portion of the Option is for Nonstatutory Options. In addition, upon exercise of any such Option covering both ISOs and Nonstatutory Options, separate stock certificates of the Company shall be issued for the ISO portion of the Option exercised and for the Nonstatutory Option portion of the Option exercised.

27)	Linked Options. In no event shall the Board provide in any Option Agreement that the exercise of an ISO is conditioned in any manner whatsoever upon the exercise of any Nonstatutory Option or vice versa.

28)	Legends. Stock certificates issued upon exercise of Awards may contain such legends as the Board may deem appropriate in order to comply with (a) applicable state and federal securities laws and other laws, (b) this Plan or (c) the Option Agreement or Restricted Stock Purchase Agreement.

29)	Other Provisions. Option Agreements and Restricted Stock Purchase Agreements may contain such additional terms and provisions as are not inconsistent with this Plan and as are deemed appropriate by the Board in its discretion.

30)	Nonexclusivity of Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

31)	Termination and Amendment of Plan.

a)	Termination of Plan. This Plan shall terminate on December 31, 2009 or earlier, upon action of the Board or the shareholders of the Company, and no Award shall be granted under this Plan after such date.

b)	Amendment of Plan. This Plan may be amended in any respect by the approval of a majority of the shareholders of the Company voting either in person or by proxy at a duly held shareholders’ meeting or by the unanimous written consent of the shareholders of the Company, provided that such shareholder approval is obtained within twelve months before or after the date of such amendment’s adoption by the Board. This Plan may be amended by the Board without the necessity of shareholder approval:

i)	in such respects as the Board shall deem advisable in order that ISOs granted hereunder may be “incentive stock options” as defined in Section 422 of the Code;

ii)	to conform to any change in the law; or

iii)	if not pursuant to (i) or (ii) above, then in any other respect:

(1)	which shall not change the maximum number of shares for which Awards may be granted under this Plan other than any change under Section 3(c);

(2)	which shall not change the periods during which Awards may be granted or exercised;

(3)	which shall not change the provisions relating to the determination of Participants to whom Options may be granted; or

(4)	which, if the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, shall not in any respect, at the time of the amendment, result in any material increase in the benefits accruing to Participants under this Plan.

The termination or any modification or amendment of this Plan shall not, without the consent of a Participant, affect his or her rights under an Option previously granted to him or her.

Exhibits to this Plan

Exhibit A - Form Of Stock Option Agreement

Exhibit B - Form Of Restricted Stock Purchase Agreement

Exhibit C - Form Of Promissory Note

Exhibit D - Form Of Stock Pledge Agreement

Exhibit E - Form Of Market Standoff Agreement

Exhibit F - Form Of Stock Restriction Agreement

- END OF PLAN -

POWERLIGHT CORPORATION

[INCENTIVE] [NONSTATUTORY] STOCK OPTION AGREEMENT

THIS [INCENTIVE] [NONSTATUTORY] STOCK OPTION AGREEMENT (“Agreement”) is made as of                     ,     , between                          (“Optionee”) and POWERLIGHT CORPORATION (the “Company”), a California corporation.

RECITALS

A.	As of October 23, 2000, the shareholders and directors of the Company adopted the PowerLight Corporation Common Stock Option and Common Stock Purchase Plan (the “Plan”).

B.	Capitalized terms not defined in this Agreement shall have the meanings attributed to them in the Plan.

C.	Optionee is [an employee of] [a consultant to] the Company (or a Parent or Subsidiary of the Company).

D.	The Company considers it desirable and in its best interests that Optionee be given an added incentive to advance the interests of the Company in the form of options to purchase Common Stock of the Company.

AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, it is mutually agreed as follows:

1)	Grant of Options. Pursuant to the Plan, the Company hereby grants to Optionee options to purchase from the Company, on the terms and conditions herein set forth, all or any part of ( ) shares (the “Option Shares”) of the Company’s authorized but unissued Common Stock, at the option price of and /100 Dollars ($ ) per share.

2)	Type of Stock Options. The options granted hereunder [are] [are non-statutory options that are not] intended by the Company to qualify as incentive stock options as that term is used in Section 422 of the Code.

3)	Exercise of Options.

CHOOSE ONE

[The right to acquire the Option Shares is fully vested and exercisable on the date of this Agreement.]

[The right to acquire up to % of the Option Shares shall become vested and exercisable on each of the first ( ) anniversaries of the date of this Agreement.]

[The right to acquire up to % of the Option Shares shall become vested and exercisable on the first anniversary of the date of this Agreement; thereafter, an additional % of the Option Shares shall become vested and exercisable on the first day of each subsequent month.]

[The right to acquire up to % of the Option Shares shall become vested and exercisable on ; thereafter, an additional % of the Option Shares shall become vested and exercisable on each subsequent March 31, June 30, September 30 and December 31.]

[Other — .]

Vested options may be exercised by Optionee at any time and from time to time prior to the termination of the options as provided below in Section 5.

The options granted hereunder shall not be transferable other than by Will or the laws of descent and distribution. During Optionee’s lifetime, the options granted hereunder may only be exercised by Optionee.

4)	Method of Exercise of Options.

a)	The options granted hereunder shall be exercised by written notice delivered to the President or Secretary of the Company at its principal office specifying the number of Option Shares to be purchased and accompanied by a certified or cashier’s check payable to the order of the Company for the full purchase price of the Option Shares to be purchased.

b)	As provided in the Plan, the Company may, in its sole discretion, accept other property (including its own shares of stock) in payment for the Option Shares to be purchased. If the exercise of the options is made in accordance with the provisions of this Agreement and the Plan, the Company shall, as soon as practicable, deliver to Optionee a certificate or certificates for the Option Shares so purchased.

EXHIBIT A TO THE PLAN

5)	Termination of Options. The options granted hereunder shall terminate upon the happening of the earliest of:

a)	Ten (10) years from the date of this Agreement;

b)	The expiration of three (3) calendar months from the date on which Optionee’s Continuous Status as an Employee or Consultant is terminated (except by reason of Optionee’s disability, or Optionee’s death);

c)	The expiration of one (1) year from the date on which Optionee’s Continuous Status as an Employee or Consultant is terminated by reason of Optionee’s disability or Optionee’s death; or

d)	The termination of the options as provided in Section 17 or 18 of the Plan.

In the event the options granted hereunder are terminated pursuant to Section 5(a) or Section 5(b), above, the number of options that may be exercised during the three (3) month period set forth in Section 5(a), above, or the one (1) year period set forth in Section 5(b), above, is limited to that number of options which were exercisable on the date of the termination of Optionee’s Continuous Status as an Employee or Consultant of the Company. In the event of Optionee’s death while in the employ of (or while as a consultant to) the Company (or a Parent or Subsidiary), Optionee’s legatee or legatees under Optionee’s last Will, Optionee’s personal representatives or Optionee’s distributees may exercise Optionee’s right to purchase Option Shares hereunder.

6)	Adjustments in Outstanding Options. The number of shares of Common Stock which may be acquired under this Agreement, as well as the price per share of Common Stock covered by this Agreement, shall be proportionately adjusted when, as and to the extent provided in Section 3(c) of the Plan.

7)	Conditions to Exercise of Options and Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for the Option Shares purchased upon the exercise of the options granted hereunder prior to fulfillment of all of the conditions set forth in Section 19 of the Plan, any or all of which may be waived by the Company:

8)	Market Standoff and Stock Restriction Agreements. Simultaneously with the execution of this Agreement, Optionee has executed and delivered to the Company (a) a Market Standoff Agreement in the form attached to the Plan as Exhibit E, and (b) a Stock Restriction Agreement in the form attached to the Plan as Exhibit F.

9)	Rights as a Shareholder.

a)	From and after the date on which (i) Optionee has taken all action required for the purchase of shares upon proper exercise of this Option and (ii) the conditions under the Plan for the issuance of certificates for such shares have been satisfied or waived by the Company, Optionee shall have the rights of a shareholder with respect to such shares, including, without limitation, voting rights and the rights (if any) of a common stock shareholder to participate in dividends.

b)	Optionee shall have no rights as a shareholder with respect to the unexercised portion of this Option (or shares covered thereby).

c)	Subject to the provisions of Section 6, above, no adjustment shall be made for dividends or other rights for which the record date is prior to the date on which Optionee has taken all action required for the purchase of shares upon proper exercise of this Option.

10)	No Increased Rights as an Employee or Consultant. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the employ of, or as a consultant to, the Company (or a Parent or Subsidiary of the Company) or interfere in any way with the right of the Company (or a Parent or Subsidiary of the Company) to terminate Optionee’s employment or consulting services at any time (subject to the provisions of any applicable employment or consulting agreement).

11)	Representations of Optionee. In connection with the grant of the option rights hereunder and the purchase of any Option Shares under the provisions of this Agreement, Optionee hereby represents and warrants to the Company as follows:

a)	In General. Optionee either has a pre-existing business or personal relationship with the Company or one or more of its officers, directors or controlling persons or by reason of Optionee’s business or financial experience of the business or financial experience of Optionee’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Optionee’s own interests in connection with the acquisition of the option rights hereunder and the purchase of Option Shares.

b)	The Plan. Optionee has received a copy of the Plan and has read and understood the Plan.

EXHIBIT A TO THE PLAN

c)	Investment Intent; Capacity to Protect Interests.

i)	Optionee will be acquiring the option rights hereunder and, upon exercise of such option rights, will be acquiring Option Shares, only for Optionee’s own account for investment and not with a view to or for sale in connection with any distribution of the option rights or Option Shares or any portion thereof.

ii)	Optionee will only be acquiring such option rights or Option Shares without any present intention of selling, offering to sell or otherwise disposing of or distributing the option rights or Option Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

iii)	The entire legal and beneficial interest of the option rights and Option Shares being purchased are, and will be, held for Optionee’s account only, and neither in whole or in part for any other person.

d)	Resident. Optionee’s principal residence is as set forth beneath Optionee’s signature to this Agreement.

e)	Information Concerning Company.

i)	Prior to the date of this Agreement Optionee has discussed the Company and its plans, operations and financial condition with the Company’s officers and has received all such information as Optionee has deemed necessary and appropriate to enable Optionee to evaluate the financial risk inherent in this Agreement and Optionee has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

ii)	Prior to the exercise of any option rights hereunder, Optionee will have discussed the Company and its plans, operations and financial condition with the Company’s officers and will have received all such information as Optionee deems necessary and appropriate to enable Optionee to evaluate the financial risk inherent in making an investment in the Option Shares, and Optionee will have received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

f)	Economic Risk. Optionee realizes that the purchase of Option Shares will be a highly speculative investment and involves a high degree of risk, and Optionee will not acquire any Option Shares unless Optionee is able, without impairing his or her financial condition, to hold the Option Shares for an indefinite period of time and to suffer a complete loss on Optionee’s investment.

g)	Restricted Securities. Optionee understands and acknowledges that:

i)	The sale of the Option Shares will not have been registered under the Securities Act, and the Option Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available (such as Rule 144 or the resale provisions of Rule 701 under the Securities Act) and the Company is under no obligation to register the Option Shares;

ii)	The share certificate representing the Option Shares will be stamped with the legends specified in this Agreement or under applicable law; and

iii)	The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

h)	Disposition under the Securities Act. Optionee understands that the Option Shares will be restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of purchase of the Option Shares (unless Rule 701 promulgated under the Securities Act is available), and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Option Shares may be made only in limited amounts in accordance with such terms and conditions. Optionee further understands that the resale provisions of Rule 701, if available, will not apply until ninety (90) days after the Company becomes subject to the reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”). There can be no assurance that the requirements of Rule 144 or Rule 701 will be met, or that the stock will ever be saleable.

i)	Further Limitations on Disposition. Without in any way limiting Optionee’s representations set forth above, Optionee further agrees that Optionee shall in no event make any disposition of all or any portion of the Option Shares unless and until:

EXHIBIT A TO THE PLAN

i)	The Option Shares proposed to be transferred shall no longer be subject to the restrictions set forth in the Market Standoff Agreement in the form attached to the Plan as Exhibit E, and the Stock Restriction Agreement in the form attached to the Plan as Exhibit F.

ii)	One of the following conditions is satisfied:

(1)	There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement.

(2)	The resale provisions of Rule 701 or Rule 144 are available in the opinion of counsel to the Company.

(3)	Optionee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; Optionee shall have furnished the Company with an opinion of Optionee’s counsel to the effect that such disposition will not require registration of such Option Shares under the Securities Act; and such opinion of Optionee’s counsel shall have been concurred with by counsel for the Company and the Company shall have advised Optionee of such concurrence.

j)	Valuation of Common Stock. Optionee understands that the Option Shares have been valued by the Board of Directors of the Company and that the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of their worth. Optionee understands, however, that the Company can give no assurances that such price is in fact the fair market value of the Option Shares and that it is possible that, with the benefit of hindsight, the Internal Revenue Service would successfully assert that the value of the Option Shares on the date of purchase is substantially greater than so determined. If the Internal Revenue Service were to succeed in a tax determination that the Option Shares received had value greater than that upon which the transaction was based, such a determination could have an adverse income tax consequence on Optionee consisting of, among other things:

i)	The treatment of the additional value (or the entire difference between the fair market value as of the date of exercise over the exercise price) as ordinary income of Optionee, resulting in the imposition of additional income taxes.

ii)	The additional taxes (and interest) due would be payable by Optionee, and there is no provision for the Company to reimburse Optionee for that tax liability, and Optionee assumes all responsibility for such potential tax liability.

12)	Legends. Stock certificates issued upon exercise of options granted hereunder may contain such legends as the Company may deem appropriate in order to comply with (a) applicable state and federal securities laws and other laws, (b) the Plan, (c) this Agreement, or (d) the Bylaws of the Company.

13)	Prohibition Against Transfer and Assignment. Neither this Agreement nor any of Optionee’s rights, interests and benefits hereunder may be assigned, transferred, pledged or hypothecated in any way by Optionee (except as set forth herein upon Optionee’s death, by Will or by the laws of descent and distribution) and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of such rights, interests and benefits contrary to the foregoing provisions, or the levy or any attachment or similar process thereupon, shall be null and void and without effect.

14)	Attorneys’ Fees. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys’ fees, incurred by the successful party.

15)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California by residents of the State of California. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the Superior Court of California for Alameda County or the United States District Court for the Northern District of California, and each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for the purpose of such action. The parties agree that service of process in any such action may be effected by delivery of the summons to the parties in the manner provided for delivery of notices set forth in this Agreement.

16)	Binding Effect. Subject to the limitations set forth above in Section 13, this Agreement shall be binding upon and inure to the benefit of the Company and Optionee and their respective heirs, legal representatives, executors, administrators, successors and assigns.

EXHIBIT A TO THE PLAN

17)	Entire Agreement. This Agreement and Optionee’s rights and benefits hereunder are subject to all of the terms and provisions of the Plan which is incorporated herein, in its entirety, by this reference. This Agreement supersedes any and all other agreements, either oral or in writing, among the parties with respect to the subject matter hereof.

18)	Amendment. This Agreement may be amended at any time prior to the death of the Optionee only by a written agreement executed by Optionee and the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written

OPTIONEE:	THE COMPANY:

POWERLIGHT CORPORATION,
a California corporation

Address:	By
Its
	Address:	PowerLight Corporation
2954 San Pablo Blvd. Berkeley, CA 94710 Attn: President

EXHIBIT A TO THE PLAN

POWERLIGHT CORPORATION

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (“Agreement”) is made as of                     ,     , by and between POWERLIGHT CORPORATION (the “Company”), a California corporation, and                                                   (the “Purchaser”).

RECITALS

A.	As of October 23, 2000, the shareholders and directors of the Company adopted the PowerLight Corporation Common Stock Option and Common Stock Purchase Plan (the “Plan”).

B.	Capitalized terms not defined in this Agreement shall have the meanings attributed to them in the Plan.

C.	Purchaser is [an employee of] [a consultant to] the Company (or a Parent or Subsidiary of the Company).

D.	The Company considers it desirable and in its best interests that Purchaser be given an added incentive to advance the interests of the Company by means of the sale to Purchaser of the Shares as provided herein.

AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION, it is mutually agreed as follows:

1)	Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to Purchaser and Purchaser agrees to purchase from the Company on the Closing Date (as herein defined) ( ) shares of the Company’s Common Stock (the “Shares”) at a price of $ per share (the “Purchase Price”), for an aggregate purchase price of $ .

2)	Closing. The purchase and sale of the Shares shall occur at a closing (the “Closing”) to be held at a time to be mutually agreed upon by the Company and Purchaser. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. At the Closing, Purchaser shall deliver to the Company either cash or a check (or any combination thereof), in the aggregate amount of $ and the Company will issue, as promptly thereafter as practicable, a certificate, registered in the name of Purchaser, evidencing the Shares.

3)	Definitions. As used in this Agreement, the following terms shall have the meanings attributed to them below:

a)	Major Transaction means any of the following:

(1)	the dissolution of the Company;

(2)	the sale by the Company of all or substantially all of its assets;

(3)	a merger or consolidation involving the Company, in which the Company is not the surviving corporation;

(4)	the sale, exchange or other disposition (whether by merger, triangular merger or otherwise) of all or substantially all of the stock of the Company; or

(5)	the first registered public offering of the Common Stock of the Company.

b)	Purchaser’s Representative means, in the event of Purchaser’s death, the executor or executrix under Purchaser’s Will, the administrator of Purchaser’s estate or Purchaser’s other legal personal representative.

c)	Termination means the termination of Purchaser’s employment with or consultancy to the Company (or any Parent or Subsidiary of the Company) for any reason (whether with or without cause, or by reason of Purchaser’s death, disability or otherwise).

d)	Termination Date means the date of Termination.

EXHIBIT B TO THE PLAN

e)	Released Shares means the following:

SELECT ONE:

Released Shares shall include % of the Shares from and after the first anniversary of the Closing; thereafter, the Released Shares shall include an additional % of the Shares on the first day of each subsequent month;

Released Shares shall include % of the Shares from and after ; thereafter, the Released Shares shall include an additional % of the Shares on each subsequent March 31, June 30, September 30 and December 31;

Other —

                                                                                                                                                                                ;

provided in any case that Purchaser’s Continuous Status as an Employee or Consultant of the Company (or a Parent or Subsidiary) has not terminated prior to such date.

f)	Unreleased Shares means any of the Shares which have not yet become Released Shares as provided above.

4)	Optional Repurchase Right. The Company shall have, and Purchaser hereby grants to the Company, the option to repurchase part or all of the Shares on the terms set forth below:

a)	In the event of a Termination, the Company shall have an option to repurchase the Shares on the terms set forth below.

i)	The Company may exercise its repurchase option rights under this Section 4 by written notice of exercise to Purchaser (or Purchaser’s Representative) given at any time prior to the later of (1) the date which is sixty (60) days after the Termination Date, or (2) the date which is sixty (60) days after the date of the Closing under Section 2.

ii)	The Company’s written notice of exercise shall (i) make reference to this Agreement, (ii) specify the number of Unreleased Shares being repurchased, (iii) the number of Released Shares be repurchased and (iii) specify the Company’s good faith determination of the repurchase price for the Released Shares (if any) to be repurchased.

iii)	The repurchase price for Unreleased Shares shall be the original Purchase Price for the Shares as set forth above in Section 2.

iv)	The repurchase price for Released Shares shall be the greater of the following:

(1)	the original Purchase Price for the Released Shares as set forth above in Section 2; or

(2)	the aggregate fair market value of the Released Shares being repurchased as of the Termination Date, determined by agreement of the parties or, in the absence of any such agreement, by arbitration as provided below.

v)	In the event that Purchaser (or Purchaser’s Representative) does not object to the Company’s determination of the repurchase price for the Released Shares by written notice to the Company given within ten (10) days of receipt of the Company’s written notice of election, then Purchaser (or Purchaser’s Representative) shall be deemed to have accepted and agreed to the Company’s determination of the repurchase price for the Released Shares.

vi)	In the event that Purchaser (or Purchaser’s Representative) makes a timely written notice of objection to the Company’s determination of the repurchase price for the Released Shares and, thereafter, Purchaser (or Purchaser’s Representative) and the Company cannot agree on the repurchase price for the Released Shares, as set forth above, Purchaser (or Purchaser’s Representative) and the Company shall each appoint an independent arbitrator. If either Purchaser (or Purchaser’s Representative) or the Company fails to appoint an arbitrator, the arbitrator appointed by the other shall have the power to act alone. The arbitrator(s) thus selected shall determine the fair market value of the Released Shares, and their decision shall be final and conclusive upon the parties; in the event the two arbitrators cannot agree on the fair market value of the Released Shares, the two arbitrators shall appoint a third arbitrator. Such third arbitrator shall receive the advice and counsel of the two previously appointed arbitrators, but the decision of the third arbitrator acting alone, as to the fair market value of the Released Shares, shall be final, binding, and conclusive upon the parties.

EXHIBIT B TO THE PLAN

vii)	The closing for the Company’s repurchase of Shares shall take place within ten (10) days of the date on which the repurchase price for the Released Shares is determined, whether by agreement of the parties or by arbitration. The repurchase price shall be paid by the Company in cash (or by cancellation of any purchase money indebtedness of Purchaser owing to the Company in connection with the purchase of any of the Shares) at the closing.

5)	Right of First Refusal.

a)	If Purchaser receives an offer, whether or not solicited, from a person or entity to purchase all or any portion of the Released Shares, and if Purchaser is willing to accept the offer, Purchaser shall give written notice (the “Notice of Proposed Transfer”) to the Company specifying:

i)	the number of the Released Shares proposed to be transferred (the “Offered Shares”);

ii)	the amount and terms of the offer;

iii)	the identity, address and telephone number, of the proposed transferee; and

iv)	Purchaser’s willingness to accept the offer.

b)	The Company shall have the option, exercisable within sixty (60) days after the date of the Notice of Proposed Transfer (the “Option Period”), to purchase all, but not less than all, of the Offered Shares from Purchaser at the same price and on the same terms as those specified in the Notice of Proposed Transfer.

c)	In the event that the Company does not exercise its option under this Section 5, then, subject to compliance with all applicable state and federal securities laws, Purchaser may transfer the Shares specified in the Notice of Proposed Transfer to the person and for the consideration specified in the Notice of Proposed Transfer; provided, however, that (i) such transfer must occur within sixty (60) days of the expiration of the Option Period (if the transfer does not occur within such sixty (60) day period, Purchaser must give to the Company a new Notice of Proposed Transfer, thereby starting a new Option Period) and (ii) such transferee signs and delivers to the Company an agreement to be bound by all of the provisions of this Agreement and any Market Standoff Agreement(s) between Purchaser and the Company.

6)	Major Transaction. The Company’s rights under Section 4 and 5 of this Agreement shall terminate upon the occurrence of a Major Transaction.

7)	Limited Transferability. Purchaser shall not sell, transfer, assign, convey or encumber any part or all of the Shares, either voluntarily or involuntarily or by operation of law, except with the prior written consent of the Company; provided, however, that the prior written consent of the Company shall not be required under this Section 7 for any such sale, transfer, assignment, conveyance or encumbrance occurring after a Major Transaction. Any attempted disposition of any of the Shares made in violation of the terms of this Agreement shall automatically be void. Any transferee of any of the Shares shall take subject to all of the terms and provisions of this Agreement.

8)	Representations of Purchaser. In connection with Purchaser’s purchase of the Shares, Purchaser hereby represents and warrants to the Company as follows:

a)	In General. Purchaser either has a pre-existing business or personal relationship with the Company or one or more of its officers, directors or controlling persons or by reason of Purchaser’s business or financial experience of the business or financial experience of Purchaser’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser’s own interests in connection with the acquisition of the Shares hereunder.

b)	The Plan. Purchaser has received a copy of the Plan and has read and understood the Plan.

c)	Investment Intent; Capacity to Protect Interests.

i)	Purchaser will be acquiring the Shares hereunder for Purchaser’s own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof.

ii)	Purchaser will only be acquiring the Shares without any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

EXHIBIT B TO THE PLAN

iii)	The entire legal and beneficial interest in the Shares being purchased are, and will be, held for Purchaser’s account only, and neither in whole or in part for any other person.

d)	Resident. Purchaser’s principal residence is as set forth beneath Purchaser’s signature to this Agreement.

e)	Information Concerning Company. Prior to the date of this Agreement Purchaser has discussed the Company and its plans, operations and financial condition with the Company’s officers and has received all such information as Purchaser has deemed necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in this Agreement and Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

f)	Economic Risk. Purchaser realizes that the purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and Purchaser is able, without impairing his or her financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on Purchaser’s investment.

g)	Restricted Securities. Purchaser understands and acknowledges that:

i)	The sale of the Shares has not been registered under the Securities Act, and the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available (such as Rule 144 or the resale provisions of Rule 701 under the Securities Act) and the Company is under no obligation to register the Shares;

ii)	The share certificate representing the Shares will be stamped with the legends specified in this Agreement or under applicable law; and

iii)	The Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

h)	Disposition under the Securities Act. Purchaser understands that the Shares will be restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least one (1) year from the date of purchase of the Shares (unless Rule 701 promulgated under the Securities Act is available), and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions. Purchaser further understands that the resale provisions of Rule 701, if available, will not apply until ninety (90) days after the Company becomes subject to the reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”). There can be no assurance that the requirements of Rule 144 or Rule 701 will be met, or that the stock will ever be saleable.

i)	Further Limitations on Disposition. Without in any way limiting Purchaser’s representations set forth above, Purchaser further agrees that Purchaser shall in no event make any disposition of all or any portion of the Shares unless and until:

i)	The Shares proposed to be transferred shall no longer be subject to the restrictions set forth in this Agreement or in any Market Standoff Agreement executed by the Company and Purchaser.

ii)	One of the following conditions is satisfied:

(1)	There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement.

(2)	The resale provisions of Rule 701 or Rule 144 are available in the opinion of counsel to the Company.

(3)	Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; Purchaser shall have furnished the Company with an opinion of Purchaser’s counsel to the effect that such disposition will not require registration of such Shares under the Securities Act; and such opinion of Purchaser’s counsel shall have been concurred with by counsel for the Company and the Company shall have advised Purchaser of such concurrence.

j)	Valuation of Common Stock. Purchaser understands that the Shares have been valued by the Administrator and that the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of their worth. Purchaser understands, however, that the Company can give no assurances that

EXHIBIT B TO THE PLAN

such price is in fact the fair market value of the Shares and that it is possible that, with the benefit of hindsight, the Internal Revenue Service would successfully assert that the value of the Shares on the date of purchase is substantially greater than so determined.

i)	If the Internal Revenue Service were to succeed in a tax determination that the Shares received had value greater than that upon which the transaction was based, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) due would be payable by Purchaser, and there is no provision for the Company to reimburse Purchaser for that tax liability, and Purchaser assumes all responsibility for such potential tax liability. In the event that such additional value would represent more than twenty-five (25) percent of Purchaser’s gross income for the year in which the value of the Shares was taxable, the Internal Revenue Service would have six (6) years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess Purchaser the additional tax and interest which would then be due.

ii)	The Company would have the benefit, in any such transaction, if a determination was made prior to the (3) three year statute of limitations period affecting the Company, of an increase in its deduction for compensation paid, which would offset its operating profits, or, if not profitable, would create net operating loss carry forward arising from operations in that year.

k)	Section 83(b) Election. Purchaser understands that Section 83 of the Internal Revenue Code of 1986 (the “Code”), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the right of the Company to buy back the Unreleased Shares pursuant to Section 4. Purchaser understands that he may elect to be taxed at the time the Shares are purchased rather than when and as the Company’s right to repurchase Unreleased Shares pursuant to Section 4 expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Shares equals the amount paid for the Shares, the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Exhibit 1 hereto. Purchaser understands that failure to make this filing timely will result in the recognition of ordinary income by Purchaser, as the repurchase option as to Unreleased Shares under Section 4 lapses, on the difference between the purchase price and the fair market value of the Shares at the time such restrictions lapse.

PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PURCHASER’S BEHALF.

9)	Rights as Shareholder. Subject to the terms and conditions of this Agreement, Purchaser shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers full payment for the Shares until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercises its rights to purchase under Section 4 or 5. Upon such exercise, Purchaser shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

10)	Restrictive Legends and Stop-Transfer Orders.

a)	Legends. Purchaser understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S), AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE

EXHIBIT B TO THE PLAN

ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAYBE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. THE PROVISIONS OF SUCH AGREEMENT ARE BINDING ON TRANSFEREES OF THESE SHARES.

b)	Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

c)	Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11)	Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Purchaser and his heirs, executors, administrators, successors and assigns.

12)	Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Purchaser or by the Company forthwith to the Company’s Board of Directors which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on the Company and on Purchaser.

13)	Governing Law; Severability; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the Superior Court of California for Alameda County or the United States District Court for the Northern District of California, and each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for the purpose of such action. The parties agree that service of process in any such action may be effected by delivery of the summons to the parties in the manner provided for delivery of notices set forth below.

14)	Notices. All notices and other communications under this Agreement shall be in writing. Unless and until Purchaser is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed to the Company at the address set forth in the Company’s signature block below. Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Purchaser and related to this Agreement, if not delivered by hand, shall be mailed to Purchaser’s last known address as shown on the Company’s books. Notices and communications shall be mailed by registered or certified mail, return receipt requested, postage prepaid.

15)	Attorneys’ Fees. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys’ fees, incurred by the successful party.

16)	Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

17)	Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

18)	Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes in its entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof.

19)	Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

EXHIBIT B TO THE PLAN

THE COMPANY:	PURCHASER:

POWERLIGHT CORPORATION,
a California corporation

By	Purchaser Address:
Its

Address:	PowerLight Corporation
2954 San Pablo Blvd.
Berkeley, CA 94710
Attn: President

SPOUSAL CONSENT

The undersigned (“Consenting Spouse”) (a) is the spouse of the Purchaser named above, and (b) has read and understands the foregoing Restricted Stock Purchase Agreement (the “Agreement”). The Consenting Spouse hereby consents to the Agreement and agrees to cooperate in enabling his or her spouse to meet all his or her obligations provided in the Agreement. The Consenting Spouse is aware that, by the provisions of the Agreement, Purchaser has agreed to sell part or all of the Shares (as defined in the Agreement), including any community interest of the Consenting Spouse in the Shares, on the occurrence of certain events. The Consenting Spouse understands that the Company (as defined in the Agreement) is relying upon this consent in entering into the Agreement and in not taking further steps to protect its interests. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Signature of Consenting Spouse

Date: ,

EXHIBIT B TO THE PLAN

EXHIBIT 1

ELECTION UNDER SECTION 83(B)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income for the current taxable year, the amount of any compensation taxable to him in connection with his receipt of the property described below:

1)	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

	TAXPAYER	SPOUSE
NAME:
ADDRESS:

TAXPAYER IDENTIFICATION NO:
TAXABLE YEAR:	Calendar year	Calendar year

2)	The property with respect to which the election is made is described as follows:

             shares of Common Stock of POWERLIGHT CORPORATION, a California corporation.

3)	The date on which the property was transferred is: , .

4)	The property is subject to the following restrictions:

Option to repurchase              shares at cost upon termination of status as an employee or consultant of the Company.

Repurchase Option lapses over a                      year period.

5)	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is $ .

6)	The amount (if any) paid for such property: $ .

7)	The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

8)	The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ,
Signature of Taxpayer
The undersigned spouse of taxpayer joins in this election.

Dated: ,
Signature of Taxpayer’s Spouse

EXHIBIT 1 TO EXHIBIT B

INFORMATION LETTER RE: SECTION 83(b) ELECTION

1)	This information is supplied to you in connection with your recent receipt of shares of Common Stock of POWERLIGHT CORPORATION (the “Company”), at a purchase price equal to the current fair market value of the stock and subject to an Agreement for purchase of shares that gives the Company the right to repurchase the shares under the terms stated in the Agreement in the event that you terminate your continuous status as a director or consultant of the Company prior to the full vesting.

2)	Section 83 of the Internal Revenue Code taxes as ordinary income the difference between the amount paid for the stock and its fair market value as of the date any restrictions on that stock lapse. In this context, “restriction” means the right of the Company to buy back the stock at less than its fair market value, in connection with the termination of your continuous status as an employee or consultant of the Company, which right expires as your stock vests pursuant to the Agreement. Thus, if the Shares are worth $12.50 a share at the time the first 20% of the Shares becomes fully vested (no longer subject to repurchase at less than fair market value) and if you purchased such Shares for $10.00 per share, then you would be required to report ordinary income in the amount of $2.50 for each such Share in the first year that such Shares are first vested (no longer subject to repurchase at less than fair market value). Upon the vesting of the final portion of the Shares and if the fair market value of the Shares at that time is $15.00 per share, then you would be required to report ordinary income in the amount of $5.00 per share for the tax year in which such final portion of the Shares is no longer subject to repurchase.

3)	To avoid the assessment of ordinary income tax at the time the restrictions end, there is an election that can be filed under Section 83(b). This is an election to include in income in the year the stock is purchased the difference between what is paid for the stock and its then fair market value. Even though in your case the fair market value of the stock may equal the amount paid and therefore there may be no income at this time, the Internal Revenue Service nonetheless requires that the election be filed in order to avoid adverse tax consequences in the future.

4)	One executed copy of the 83(b) election form must be filed with the Internal Revenue Service within thirty (30) days of the purchase of the shares. In addition, one executed copy should be placed with the Company’s records and one executed copy should be filed along with your federal income tax return for this year.

EXHIBIT 2 TO EXHIBIT B

PROMISSORY NOTE

$                                                 ,                                  , California

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the undersigned,                          (“Maker”), hereby promises to pay to the order of POWERLIGHT CORPORATION, a California corporation, at                         , California, the principal sum of                          and     /100 Dollars ($            ), together with interest thereon, all as set forth below:

1)	Interest Rate. The principal amount of this Note outstanding from time to time shall bear interest, until paid in full, at the rate of percent ( %) per annum.

2)	Payment of Interest. Interest accruing under this Note shall be due and payable as follows:

Check One

•	in annual installments, in arrears, on each anniversary of the date of this Note.

•	upon maturity of this Note as provided in Section 3, below, or as accelerated as provided in Section 7, below.

•	.

3)	Payment of Principal. Subject to mandatory prepayment and acceleration as provided below in Sections 6 and 7, respectively, the principal amount of this Note shall be due and payable as follows:

Check One

•	in full, on the anniversary of the date of this Note.

•	in equal installments on each of the first through anniversaries of the date of this Note.

•	in equal annual installments of $ each, on each of the through anniversaries of the date of this Note, with the remaining unpaid principal balance due and payable in full on the anniversary of the date of this Note.

•	.

4)	Prepayment. This Note may be prepaid in part or in full at any time at Maker’s option, without penalty, premium or discount.

5)	Manner of Payment/Crediting of Payments. Payments of principal and interest required hereunder shall be made in lawful money of the United States of America and shall be credited first against interest then due and payable and then against principal.

6)	Mandatory Prepayment. This Note is delivered as part payment of the purchase price of shares (the “Shares”) of the Common Stock of PowerLight Corporation. In the event that Maker sells any of the Shares, Maker shall make a prepayment against the then current balance (principal and interest) due under this Note, out of the consideration from the sale of the Shares, in an amount equal to the amount realized from the sale of the Shares, less a reasonable reserve in an amount determined by the holder of the Note to be sufficient to enable Maker to pay the state and federal income taxes arising out of the sale of the Shares. This Section shall not be interpreted so as to permit any sale of Shares which is in violation of any applicable laws or any agreements restricting such sale.

7)	Acceleration. The holder of this Note may, at its option, declare the entire unpaid amount of principal and accrued but unpaid interest under this Note immediately due and payable upon the occurrence of any of the following:

a)	Maker’s failure to pay when due any payment required under this Note;

EXHIBIT C TO THE PLAN

b)	The termination of Maker’s employment by, or consultancy to, PowerLight Corporation or any corporate parent or subsidiary thereof, for any reason whatsoever, including, without limitation (1) termination with or without cause, (2) termination by reason of Maker’s death or disability, (3) termination by reason of Maker’s early or normal retirement, or (4) voluntary or involuntary termination;

c)	Maker’s failure to pay its debts generally as they come due, or the filing by Maker of any petition, proceeding, case, or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

d)	The filing of any involuntary petition under any bankruptcy or similar statute against Maker or the appointment of a receiver, trustee, liquidator, assignee, custodian, sequester, or other similar official to take possession of the properties of Maker which is not removed, withdrawn or terminated within ninety (90) days thereafter; or

e)	The declaration of any default under any other agreement involving the borrowing of money or the advance of credit to which Maker may be a party as borrower or guarantor, if such default consists of the failure to pay any indebtedness when due and if such default results in the holder of the obligation concerned exercising any right to accelerate the indebtedness.

8)	Attorneys’ Fees. If the holder of this Note commences any litigation or takes any enforcement or collection action to enforce this Note or to collect amounts due hereunder, Maker shall pay all costs of such litigation or enforcement or collection action, including, without limitation, a reasonable sum as and for its attorneys’ fees (including allocated costs for in-house legal staff).

9)	Law Governing. This Note shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into in the State of California, by residents of the State of California and intended to be performed entirely within the State of California. Maker agrees that the exclusive jurisdiction and venue of any action with respect to this Note shall be in the Superior Court of California for Alameda County or the United States District Court for the Northern District of California, and Maker and the holder of this Note hereby submit to the exclusive jurisdiction and venue of such courts for the purpose of such action.

IN WITNESS WHEREOF, the undersigned has executed this Note on the date and at the place first set forth above.

Signature of Maker

EXHIBIT C TO THE PLAN

POWERLIGHT CORPORATION

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Agreement”) is entered into this                         ,         , by and between                          (“Debtor”) and POWERLIGHT CORPORATION (the “Company”), a California corporation. The Company and Debtor recite and agree as follows:

RECITALS

A.	This Pledge Agreement is made in connection with the delivery by Debtor of that certain Promissory Note (the “Note”) of even date herewith issued by Debtor to the order of the Company in the original principal amount of $ . A copy of the Note is attached hereto as Exhibit 1.

B.	Debtor executed and delivered the Note as partial payment of the purchase price for shares of the Common Stock of the Company (the “Shares”) acquired pursuant to a Stock Option Agreement or Restricted Stock Purchase Agreement between Debtor and the Company and evidenced the Common Stock Certificate Number (the “Certificate”).

C.	As security for the payment of amounts due under the Note, Debtor is pledging the Collateral (as defined below) to the Company.

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, Debtor and the Company hereby agree as follows:

1)	Pledge. As collateral security for the payment of principal, interest and other amounts due under the Note and all other obligations of Debtor thereunder or under this Agreement, Debtor hereby pledges to the Company (and grants to the Company a security interest in) the following (collectively, the “Collateral”):

a)	the Shares and the Certificate evidencing the Shares; and

b)	any cash dividends, stock rights, rights to subscribe, liquidating dividends, stock dividends, new securities or other property or rights which Debtor is, or may hereafter become, entitled to receive on account of the foregoing shares or any of the Collateral. In the event that, at any time, Debtor receives, or comes into possession of, any such rights, Debtor will immediately deliver the same to the Company to be held by the Company hereunder in the same manner as the Shares originally pledged hereunder.

Upon execution of this Agreement, Debtor shall deliver the Certificate, in pledge, to the Company, along with a duly executed “in blank” stock power for the Shares.

2)	Voting. So long as Debtor is not in default in his obligations under the Note or this Agreement, Debtor shall have the right to vote the Collateral. Upon an “event of default,” as specified below, the Company shall, in addition to the other rights provided herein, have the right to vote the Collateral.

3)	Taxes, Etc. Debtor agrees to pay prior to delinquency all taxes, charges and liens against the Collateral, and, upon the failure of Debtor to do so, the Company at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

4)	Advances, Etc. All taxes, advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by the Company in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall be secured hereby, and, below, shall be paid by Debtor immediately and without demand, with interest thereon at the maximum rate permitted by law.

5)	Retransfer of Collateral. Immediately upon repayment of the Note and any other amounts due hereunder, the Company shall transfer to Debtor the Collateral, and the pledge (and security interest) herein provided shall terminate.

6)	Event of Default. The occurrence of any one or more of the following shall constitute an event of default, hereinafter called “event of default”:

a)	non-payment of any amount due under any of the Note at the time specified therein; or

b)	the levy of any attachment, execution or other process against any of the Collateral; or

c)	any event of acceleration set forth in Section 7 of the Note; or

d)	Debtor’s failure to perform (or breach of) his obligations under the Note or this Agreement.

7)	Rights and Remedies. Upon an event of default, the Company, without notice or demand on Debtor and in addition to all other available rights and remedies, may, but is not required to, exercise any one or more of the following remedies:

EXHIBIT D TO THE PLAN

a)	Declare without presentment or notice that the Note is immediately due and payable in full;

b)	Foreclose or otherwise enforce the security interest granted hereby by any available judicial or other procedure;

c)	Subject to any restrictions on the sale of the Collateral as may be contained in the Articles or Bylaws of the Company or as provided by any law, or by any rule or regulation of any public agency, publicly or privately sell or otherwise dispose of the Collateral, and apply the proceeds thereof in the following order to:

i)	the reasonable expenses of preparing for sale and selling the Collateral,

ii)	attorneys’ fees, legal expenses and costs incurred by the Company in the Company’s exercise of its powers or rights hereunder, and

iii)	amounts due under the Note or this Agreement.

d)	Pursue any other right or remedy available to the Company at law or in equity, including, without limitation, (i) prior to any foreclosure of the Collateral, pursuing collection directly from Debtor, and (ii) after any foreclosure of the Collateral, pursuing collection of any remaining deficiency directly from Debtor.

8)	Notices. All notices and other communications under this Agreement shall be in writing. Unless and until Debtor is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed to the Company at the address set forth in the Company’s signature block below. Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Debtor and related to this Agreement, if not delivered by hand, shall be mailed to Debtor’s last known address as shown on the Company’s books. Notices and communications shall be mailed by registered or certified mail, return receipt requested, postage prepaid.

9)	Miscellaneous.

a)	The Company may at any time cause the Collateral or any part thereof to be delivered to Debtor and the receipt of the same by Debtor shall be complete and full acquittance for the Collateral so delivered, and the Company shall thereafter be discharged from any liability or responsibility therefor.

b)	Upon any transfer of the Note by the Company, the Company may transfer all or any part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of the Company hereunder with respect to such Collateral so transferred; but with respect to any Collateral not so transferred, the Company shall retain all rights and powers hereby given.

c)	Until the Note shall have been paid in full, the power of sale and all other rights, powers and remedies granted to the Company hereunder shall continue to exist and may be exercised by the Company at any time and from time to time irrespective of the fact that the Note or any obligations thereunder may have become barred by any statute of limitations.

d)	The rights, powers and remedies given to the Company under this Agreement shall be in addition to all rights, powers and remedies given to the Company by virtue of any statute or rule of law. Any forbearance or failure or delay by the Company in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy is specifically waived by an instrument in writing executed by the Company.

e)	Any stock certificates representing any of the Collateral shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE

SUBJECT TO A PLEDGE AGREEMENT DATED                         ,         ,

IN FAVOR OF THE COMPANY, A COPY OF WHICH IS ON FILE

AT THE OFFICES OF THE COMPANY.

f)	In the event of any legal action taken to enforce or interpret any of the provisions of this Agreement, the prevailing party in such legal action (as determined by the Court) shall be entitled to receive from the other all costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in such legal action.

g)	This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California by residents

EXHIBIT D TO THE PLAN

of the State of California. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the Superior Court of California for Alameda County or the United States District Court for the Northern District of California, and each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for the purpose of such action. The parties agree that service of process in any such action may be effected by delivery of the summons to the parties in the manner provided for delivery of notices set forth in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

THE COMPANY:		DEBTOR:

POWERLIGHT CORPORATION,
a California corporation		Debtor

By		Address:
Its
Address:	PowerLight Corporation
2954 San Pablo Blvd.
Berkeley, CA 94710
Attn: President

SPOUSAL CONSENT

The undersigned (“Consenting Spouse”) (a) is the spouse of the Debtor named above, and (b) has read and understands the foregoing Pledge Agreement (the “Agreement”). The Consenting Spouse hereby consents to the Agreement and agrees to cooperate in enabling his or her spouse to meet all his or her obligations provided in the Agreement. The Consenting Spouse understands that the Company (as defined in the Agreement) is relying upon this consent in entering into the Agreement and in not taking further steps to protect its interests.

Signature of Consenting Spouse

Date: ,

Attach a copy of the Note as EXHIBIT 1

EXHIBIT D TO THE PLAN

POWERLIGHT CORPORATION

MARKET STANDOFF AGREEMENT

THIS MARKET STANDOFF AGREEMENT (the “Agreement”) is made and entered into as of                     ,             , by and between POWERLIGHT CORPORATION (the “Company”), a California corporation, and                              (“Optionee”). The Company and Optionee recite and agree as follows:

RECITALS

A.	The Company has adopted the PowerLight Corporation Common Stock Option and Common Stock Purchase Plan (the “Plan).

B.	Capitalized terms which are not defined in this Agreement shall have the meanings attributed to them in the Plan.

C.	The Company has granted Optionee options or rights (in either case, the “Rights”) to purchase shares of the Common Stock of the Company pursuant to one or more Stock Option Agreements or a Restricted Stock Purchase Agreements (in either case, the “Stock Agreements”).

D.	As used herein, the term “Shares” means (1) any shares of the Common Stock of the Company issued on exercise of any of the Stock Agreements, and (2) any other stock or securities issued or distributed by the Company on account of any such shares, whether by reason of stock dividend, stock split, recapitalization, reorganization, exchange of shares or otherwise.

E.	As a condition for the grant of the Rights, the Company has required that Optionee execute this Agreement.

FOR VALUABLE CONSIDERATION, the Company and Optionee hereby agree as follows:

1)	Market Standoff. If so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Act”), Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

2)	Stock Ledger Notation and Legend. Optionee agrees that the Company shall make a notation in the stock ledger of the Company that the Shares are subject to the provisions of this Agreement and that the Company may place a legend on all certificates evidencing the Shares in the following form:

THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED PURSUANT TO THE TERMS OF A MARKET STANDOFF AGREEMENT DATED                     ,             , BETWEEN THE COMPANY AND THE REGISTERED OWNER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

3)	Binding Effect. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

4)	Damages. Optionee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of Shares which is not in conformity with the provisions of this Agreement.

5)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California by residents of the State of California. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the Superior Court of California for Alameda County or the United States District Court for the Northern District of California, and each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for the purpose of such action. The parties agree that service of process in any such action may be effected by delivery of the summons to the parties in the manner provided for delivery of notices set forth below.

EXHIBIT E TO THE PLAN

6)	Notices. All notices and other communications under this Agreement shall be in writing. Unless and until Optionee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed to the Company at the address set forth in the Company’s signature block below. Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee’s last known address as shown on the Company’s books. Notices and communications shall be mailed by registered or certified mail, return receipt requested, postage prepaid.

7)	Amendment. This Agreement may be amended, modified or terminated by written agreement between the Company and Optionee, without the requirement of consent of any other shareholder or optionee of the Company or any third party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:		OPTIONEE:

POWERLIGHT CORPORATION,
a California corporation		Optionee

By		Address:
Its
Address:	PowerLight Corporation
2954 San Pablo Blvd.
Berkeley, CA 94710
Attn: President

SPOUSAL CONSENT

The undersigned (“Consenting Spouse”) (a) is the spouse of the Optionee named above, and (b) has read and understands the foregoing Market Standoff Agreement (the “Agreement’). The Consenting Spouse hereby consents to the Agreement and agrees to cooperate in enabling his or her spouse to meet all his or her obligations provided in the Agreement. The Consenting Spouse understands that the Company (as defined in the Agreement) is relying upon this consent in entering into the Agreement and in not taking further steps to protect its interests.

Signature of Consenting Spouse

Date: ,

EXHIBIT E TO THE PLAN

POWERLIGHT CORPORATION

STOCK RESTRICTION AGREEMENT

THIS STOCK RESTRICTION AGREEMENT (“Agreement”) is entered into effective as of                         ,         , by and between (a) POWERLIGHT CORPORATION (the “Company”), a California corporation, and (b)                         (“Optionee”). The Company and Optionee recite and agree as follows:

RECITALS

A.	The Company has adopted the PowerLight Corporation Common Stock Option and Common Stock Purchase Plan (the “Plan).

B.	Capitalized terms which are not defined in this Agreement shall have the meanings attributed to them in the Plan.

C.	The Company has granted Optionee options or rights (in either case, the “Rights”) to purchase shares of the Common Stock of the Company pursuant to one or more Stock Option Agreements or a Restricted Stock Purchase Agreements (in either case, the “Stock Agreements”).

D.	As used herein, the term “Shares” means (1) any shares of the Common Stock of the Company issued on exercise of any of the Stock Agreements, and (2) any other stock or securities issued or distributed by the Company on account of any such shares, whether by reason of stock dividend, stock split, recapitalization, reorganization, exchange of shares or otherwise.

E.	As a condition for the grant of the Rights, the Company has required that Optionee execute this Agreement so as to provide (1) an option in favor of the Company to repurchase any of the Shares in the event that Optionee’s employment with or consultancy to the Company (or any Parent or Subsidiary of the Company) is terminated for any reason, and (2) to give the Company a right of first refusal in the case of any transfer of Shares.

AGREEMENT

NOW, THEREFORE, the Company and Optionee recite and agree as follows:

1)	Repurchase Right. The Company shall have, and Optionee hereby grants to the Company, the option to repurchase part or all of the Shares on the terms set forth below:

a)	In the event that Optionee’s employment with or consultancy to the Company (or any Parent or Subsidiary of the Company) is terminated for any reason (whether with or without cause, or by reason of Optionee’s death, disability or otherwise) the Company shall have an option to repurchase the Shares on the terms set forth below.

b)	The Company may exercise its repurchase option rights under this Agreement by written notice of exercise to Optionee (or Optionee’s Representative) given at any time prior to the later of (1) the date which is sixty (60) days after the date of the termination of Optionee’s employment with or consultancy to the Company (or any Parent or Subsidiary of the Company), or (2) the date which is sixty (60) days after the expiration of any and all remaining exercise or purchase rights under the Stock Agreements.

c)	The Company’s written notice of exercise shall (i) make reference to this Agreement, (ii) specify the number of Shares being repurchased and (iii) specify the Company’s good faith determination of the repurchase price for the Shares to be repurchased.

d)	The repurchase price for any Shares acquired by the Company under this Section 1 shall be an amount equal to the greater of the following:

i)	the original purchase price for the Shares to be purchased as paid by Optionee to the Company; or

ii)	the aggregate fair market value of the Shares being repurchased as of the date of the termination of Optionee’s employment with or consultancy to the Company (or any Parent or Subsidiary of the Company), determined by agreement of the parties or, in the absence of any such agreement, by arbitration as provided below.

The parties acknowledge the difficulty and uncertainty in determining the fair market value of shares of stock of a private company such as the Company. Accordingly, for purposes of ease of administration and the elimination of uncertainty, the parties agree that, for purposes of this Agreement, the per-share fair market value of the Company’s Common Stock shall be determined by dividing:

EXHIBIT F TO THE PLAN

(A)	One Hundred and Seventy-Five Percent (175%) of the Company’s net book value as reflected on the Company’s financial statements for the month ended immediately prior to the date that Optionee’s employment with or consultancy to the Company (or any Parent or Subsidiary of the Company) is terminated for any reason (whether with or without cause, or by reason of Optionee’s death, disability or otherwise), and

(B)	the aggregate number of issued and outstanding shares of the Company’s Common Stock computed on a fully-diluted basis on such date (i.e., with the addition of all shares of Common Stock issuable upon exercise of issued and outstanding options, whether or not then vested and exercisable, all shares of Common Stock issuable upon conversion of issued and outstanding Preferred Stock or other convertible securities of the Company).

e)	The closing for the Company’s repurchase of Shares shall take place within ten (10) days of the date on which the repurchase price is determined by the Company. The repurchase price shall be paid by the Company in cash (or by cancellation of any purchase money indebtedness of Optionee owing to the Company in connection with the purchase of any of the Shares) at the closing.

f)	The term “Optionee’s Representative” means, in the event of Optionee’s death, the executor or executrix under Optionee’s Will, the administrator of Optionee’s estate or Optionee’s other legal personal representative.

2)	Right of First Refusal.

a)	If Optionee receives an offer, whether or not solicited, from a person or entity to purchase all or any portion of the Shares, and if Optionee is willing to accept the offer, Optionee shall give written notice (the “Notice of Proposed Transfer”) to the Company specifying:

i)	the number of the Shares proposed to be transferred (the “Offered Shares”);

ii)	the amount and terms of the offer;

iii)	the identity, address and telephone number, of the proposed transferee; and

iv)	Optionee’s willingness to accept the offer.

b)	The Company shall have the option, exercisable within sixty (60) days after the date of the Notice of Proposed Transfer (the “Option Period”), to purchase all, but not less than all, of the Offered Shares from Optionee at the same price and on the same terms as those specified in the Notice of Proposed Transfer.

c)	In the event that the Company does not exercise its option under this Section 2, then, subject to compliance with all applicable state and federal securities laws, Optionee may transfer the Shares specified in the Notice of Proposed Transfer to the person and for the consideration specified in the Notice of Proposed Transfer; provided, however, that (i) such transfer must occur within sixty (60) days of the expiration of the Option Period (if the transfer does not occur within such sixty (60) day period, Optionee must give to the Company a new Notice of Proposed Transfer, thereby starting a new Option Period) and (ii) such transferee signs and delivers to the Company an agreement to be bound by all of the provisions of this Agreement (including, without limitation, the Company’s option to repurchase the Shares upon termination of Optionee’s employment with or consultancy to the Company (or any Parent or Subsidiary of the Company) and any Market Standoff Agreement(s) between Optionee and the Company.

3)	Major Transaction.

a)	The Company’s rights under Section 1 and Section 2 of this Agreement shall terminate upon the occurrence of a “Major Transaction,” as defined below.

b)	As used in this Agreement, the term “Major Transaction” means any of the following:

i)	the dissolution of the Company;

ii)	the sale by the Company of all or substantially all of its assets;

iii)	a merger or consolidation involving the Company, in which the Company is not the surviving corporation;

iv)	the sale, exchange or other disposition (whether by merger, triangular merger or otherwise) of all or substantially all of the stock of the Company; or

v)	the first registered public offering of the Common Stock of the Company.

4)	Limited Transferability. Optionee shall not sell, transfer, assign, convey or encumber any part or all of the Shares, either voluntarily or involuntarily or by operation of law, except with the prior written consent of the

EXHIBIT F TO THE PLAN

Company; provided, however, that the prior written consent of the Company shall not be required for any such sale, transfer, assignment, conveyance or encumbrance occurring after a “Major Transaction.” Any attempted disposition of any of the Shares made in violation of the terms of this Agreement shall automatically be void. Any transferee of any of the Shares shall take subject to all of the terms and provisions of this Agreement.

5)	Legend. Each certificate representing the Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS BY A STOCK RESTRICTION AGREEMENT DATED AS OF                         ,         , BETWEEN THE COMPANY AND THE REGISTERED OWNER OF THE SHARES, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

Optionee agrees to submit to the Company, from time to time, the stock certificate(s) for the Shares so that the legend set forth above (and any other legends required by law) may be printed on such certificate(s).

6)	Continued Right as Employee. Nothing in this Agreement shall be interpreted or applied so as to give Optionee any right to become or remain an employee of or consultant to the Company (or any Parent or Subsidiary of the Company).

7)	Notices. All notices and other communications under this Agreement shall be in writing. Unless and until Optionee is notified in writing to the contrary, all notices, communications and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed to the Company at the address set forth in the Company’s signature block below. Unless and until the Company is notified in writing to the contrary, all notices, communications and documents intended for Optionee and related to this Agreement, if not delivered by hand, shall be mailed to Optionee’s last known address as shown on the Company’s books. Notices and communications shall be mailed by registered or certified mail, return receipt requested, postage prepaid.

8)	Issuances of Stock. Nothing in this Agreement shall (a) preclude or limit the right of the Company to issue additional stock or other securities, or (b) give Optionee any preemptive or other right to acquire any such additional stock or other securities.

9)	Attorneys’ Fees. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys’ fees, incurred by the successful party.

10)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California by residents of the State of California. The parties agree that the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in the Superior Court of California for Alameda County or the United States District Court for the Northern District of California, and each of the parties hereby submits to the exclusive jurisdiction and venue of such courts for the purpose of any such action. The parties agree that service of process in any such action may be effected by delivery of the summons to the parties in the manner provided for delivery of notices set forth above.

11)	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Optionee and their respective heirs, legal representatives, executors, administrators, successors and assigns.

12)	Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, among the parties with respect to the subject matter hereof.

13)	Amendment. This Agreement may be amended at any time by a written agreement executed by the Company and Optionee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

THE COMPANY:		OPTIONEE:

POWERLIGHT CORPORATION,
a California corporation		Optionee

By		Address:
Its
Address:	PowerLight Corporation
2954 San Pablo Blvd.
Berkeley, CA 94710
Attn: President

EXHIBIT F TO THE PLAN

SPOUSAL CONSENT

The undersigned (“Consenting Spouse”) (a) is the spouse of the Optionee named above, and (b) has read and understands the foregoing Stock Restriction Agreement (the “Agreement”). The Consenting Spouse hereby consents to the Agreement and agrees to cooperate in enabling his or her spouse to meet all his or her obligations provided in the Agreement. The Consenting Spouse is aware that, by the provisions of the Agreement, Optionee has agreed to sell part or all of the Shares (as defined in the Agreement), including any community interest of the Consenting Spouse in the Shares, on the occurrence of certain events. The Consenting Spouse understands that the Company (as defined in the Agreement) is relying upon this consent in entering into the Agreement and in not taking further steps to protect its interests.

Signature of Consenting Spouse

Date: ,

EXHIBIT F TO THE PLAN